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                           DELAWARE POOLED TRUST, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION


                  Delaware Pooled Trust, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Board of Directors of the Corporation, at a meeting held on February 20, 1997, adopted a resolution (i) designating an additional series of the Corporation's Common Stock as The Emerging Markets Portfolio (the "Series") and (ii) classifying and allocating Fifty Million (50,000,000) shares of authorized, unissued and unclassified Common Stock to the Series.

                  SECOND: Each holder of shares of the Series shall have the rights and privileges, and shall be subject to the limitations and priorities, set forth in the Articles of Incorporation of the Corporation.

                  THIRD: The shares of the Series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                  FOURTH: These Articles Supplementary shall become effective on April 14, 1997.

                  IN WITNESS WHEREOF, Delaware Pooled Trust, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 27th day of March, 1997.


                                      DELAWARE POOLED TRUST, INC.



                                      By: /s/ George M. Chamberlain, Jr.
                                          ----------------------------------
                                                George M. Chamberlain, Jr.
                                                Senior Vice President

ATTEST:

/s/Eric E. Miller
_______________________________
     Assistant Secretary


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                  THE UNDERSIGNED, Senior Vice President of DELAWARE POOLED
TRUST, INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                             /s/ George M. Chamberlain, Jr.
                                             -----------------------------------
                                                 George M. Chamberlain, Jr.
                                                 Senior Vice President

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